EMPLOYMENT AGREEMENT

AGREEMENT dated as of December 1, 2005 between 4Kids Entertainment Licensing, Inc. with offices at 1414 Avenue of the Americas, New York, New York 10019 (“Employer”), and Bruce R. Foster, 1414 Avenue of the Americas, New York, New York 10019 (“Employee”).

W I T N E S S E T H :

        WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1.     Employment and Duties.

Employer hereby employs Employee and Employee hereby agrees to serve as Executive Vice President and Chief Financial Officer of 4Kids Entertainment, Inc. (“4Kids”) and affiliates. Employee agrees to perform such services for Employer and affiliates consistent with Employee’s positions as shall, from time to time, be assigned to Employee by the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and Board of Directors of 4Kids and such services customary to such offices as are necessary to the operations of Employer and affiliates. Employee shall use Employee’s best efforts to promote the interests of Employer and affiliates and shall devote Employee’s full business time (except as provided below), energy and skill exclusively to the business and affairs of Employer and affiliates during the Term set forth below in Paragraph 2.

2.        Term of Employment.

(a)	The term of Employee’s employment hereunder (“Term”) shall commence on December 1, 2005 and shall continue until December 31, 2008 unless terminated as provided in Paragraph 10 of this Agreement.

(b)	At least three (3) months prior to the end of the Term, the Parties shall begin discussions with respect to the possible extension of the Term of this Agreement. If prior to December 31, 2008, Employer does not offer to extend the Term for at least one (1) year on the same terms and conditions as set forth herein and this Agreement terminates on December 31, 2008, Employer shall pay Employee his annual salary in effect for calendar year 2008 for one (1) year. Employer’s payment to Employee of his annual salary shall be made in accordance with the provisions of Paragraph 3(b) below.

3. Compensation.

(a)	Salary. As compensation for Employee’s services during the Term, Employer shall pay Employee a salary at the rate Three Hundred Fifty Thousand ($350,000) per year. The CEO or the Compensation Committee of the Board of Directors of 4Kids (“Compensation Committee”) shall have the right, but not the obligation, to provide Employee with salary increases, from time to time, in the sole discretion of the Compensation Committee.

(b)	Withholding. All payments of compensation shall be made in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employer shall be entitled to deduct from each salary payment, all deductions as may be required by law, including, without limitation, deductions for federal, state and local income taxes and FICA.

(c)	Fringe Benefits. During the Term, Employee shall be entitled to participate in all insurance and other benefits as are now, or hereafter may be, established by Employer and affiliates for the benefit of all employees of Employer and affiliates, subject, however, to the provisions of the various benefit plans and programs in effect from time to time. Employee shall also be entitled to such additional benefits as may be made available to the senior executives of Employer and affiliates.

(d)	Vacation. Employee shall be entitled to accrued vacation at the rate of four (4) weeks per calendar year during the Term. Such vacation shall be taken at such times as shall be approved by the CEO or COO of 4Kids.

(e)	Expenses. Employer shall reimburse Employee in conformity with the expense reimbursement practices of Employer for the reasonable, ordinary and necessary business expenses incurred by Employee in the performance of Employee’s duties hereunder. Employee shall submit all receipts, invoices and other such documents evidencing such expenses as may be required by the policy of Employer.

(f)	Car Allowance. Commencing with calendar year 2006, Employee shall also receive an annual car allowance of $4,800 per year (“Car Allowance”). Such Car Allowance shall be paid in accordance with the payroll policies of Employer and shall be subject to the payment by Employee of applicable federal, state and local income taxes and to any applicable withholding taxes on such Car Allowance. Employee’s costs, if any, incurred in the leasing, insuring or operation of such automobile in excess of the Car Allowance shall be borne exclusively by Employee, and Employee, and not the Employer, shall be responsible and liable for the Employee’s leasing, insuring and operation of such automobile. Notwithstanding anything herein to the contrary, Employee shall not be required to submit expense reports with respect to the cost of leasing, insuring and operating an automobile for use in performing his duties hereunder.

2 4. Bonus Compensation.

(a)	For each full calendar year of the Term, Employee shall be eligible to participate in the bonus pool established by the Compensation Committee (the “Bonus Pool”), which Bonus Pool shall be based upon a percentage designated by the Compensation Committee of the profit before tax of 4Kids and subsidiaries. The Compensation Committee in conjunction with the CEO of 4Kids, in their sole and absolute discretion, shall determine the portion of the Bonus Pool, if any, to be awarded to Employee based upon Employee’s performance during the calendar year in question.

(b)	The portion of the Bonus Pool to be awarded to Employee shall be paid to Employee no later than ten (10) business days after completion of the annual audit of the financial statements of 4Kids which audit is generally completed by March 15th of the year immediately succeeding the year to which the Bonus Pool pertains.

5.        Stock Options/LTIP.

(a)	Employee shall also be eligible to receive grants of stock options as determined in the sole discretion of the Compensation Committee. Employee shall also be eligible to participate in any other long term incentive plans (“LTIP”) adopted by the Compensation Committee for the senior executives of Employer. Any grants to Employee with respect to any LTIP’s shall be determined in the sole discretion of the Compensation Committee.

6.        Place of Employment. During the Term, Employee shall be required to perform Employee’s duties at the principal office of Employer in the New York City Metropolitan Area. Employee shall undertake all reasonable travel required by Employer and affiliates in connection with the performance of Employee’s duties hereunder.

7.        Non-Competition and Protection of Confidential Information.

(a)	Employee agrees that his position with Employer places him in a position of confidence and trust with the clients and employees of Employer. Employee acknowledges that inasmuch as the business of Employer is carried on in several states of the United States and that it is the intention of Employer to continue to expand the geographic area in which Employer engages in its business and marketing efforts and accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area but by the location of Employer’s clients and potential clients. Employee further acknowledges that the rendering of services to the clients of Employer necessarily requires the disclosure to Employee of confidential information and trade secrets of Employer and its clients (such as without limitation, marketing and licensing plans and business strategies). Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of Employer that Employee make the covenants contained herein.

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Accordingly, Employee agrees that while he is in Employer’s employ and for a period of one (1) year thereafter, Employee shall not directly or indirectly:

(i)	attempt in any manner to solicit from any client (except on behalf of Employer) business of the type performed by Employer or to persuade any client of Employer to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with Employer, whether or not the relationship between Employer and such client was originally established in whole or in part through Employee’s efforts;

(ii)	employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year was in Employer’s employ:,

(iii)	render any services of the type rendered by Employer to its clients to or for any client of Employer unless such services are rendered as an employee or consultant of Employer.

Notwithstanding anything herein to the contrary, the term “Employer,” as used in this Paragraph 7, shall mean Employer and affiliates. The term “client” shall mean (i) anyone who was then a client of Employer; (ii) anyone who was a client of Employer at any time during the one (1) year period immediately preceding the date of termination of employment; and (iii) any prospective client to whom Employer has made a formal presentation (i.e., the actual presentation of a marketing plan, licensing strategy and/or media plan) within a one (1) year period immediately preceding the date of such termination.

(b)	Employee also agrees that either during the Term or at any other time thereafter, Employee shall not divulge to anyone (other than Employer or any persons designated by Employer) any confidential information relating to the business of Employer or its clients including, without limitation, all types of trade secrets, business strategies or marketing, licensing, advertising and/or promotional plans. Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature other than in the performance of Employee’s duties hereunder without the prior written consent of Employer. For purposes of this Paragraph, the term “confidential information” shall not include information which becomes public knowledge other than through a breach of this covenant by Employee or any confidential information that Employee is required to disclose in any judicial or administrative proceeding pursuant to any subpoena or court order.

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(c)	If Employee commits a breach or is about to commit a breach of any of the provisions of Paragraph 7(a) and/or (b) above, Employer shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer. In addition, Employer may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

(d)	The parties acknowledge that the type and period of restriction imposed in the provisions of Paragraph 7(a) are fair and are reasonably required for the protection of Employer and the goodwill associated with the business of Employer. If any of the covenants in Paragraph 7(a) or any part thereof, is hereafter construed to be invalid or unenforceable the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

8.        Intellectual Property.

Employee agrees that all ideas, proposals and plans invented or developed by Employee during the Term which relate to the business of Employer and affiliates or any of its clients including, without limitation, any ideas, proposals and plans which may be copyrighted, trademarked, patented or otherwise protected, will be the property of Employer and affiliates. Employee further agrees, at Employer’s and/or affiliates’ request and expense, to do whatever is necessary or desirable to secure the rights to said ideas, proposals and plans, whether by copyright, trademark, patent or otherwise. If requested by Employer and/or affiliates, Employee shall execute and deliver such documents of assignment as shall be necessary in Employer’s and/or affiliates’ sole judgement, to assign, transfer and convey all rights thereto to Employer and affiliates.

9.        Employee’s Representations.

(a)	Employee represents and warrants that:

(i)	Employee has the right to enter into this Agreement and is not subject to any contract, commitment, agreement, arrangement or restriction of any kind which would prevent Employee from performing Employee’s duties and obligations hereunder;

(ii)	Employee is currently in good health and to the best of Employee’s knowledge, Employee is not subject to any undisclosed medical condition which might have a material effect on Employee’s ability to perform satisfactorily Employee’s services hereunder.

5 10. Termination.

(a)	This Agreement may be terminated immediately on the death of Employee and may be terminated immediately on written notice in the event of the physical or mental disability of Employee to such an extent that Employee is unable to render services to Employer and affiliates for a period of ninety (90) consecutive days in any consecutive twelve (12) month period.

(b)	In the event that Employer terminates this Agreement due to Employee’s death, Employee shall be paid Employee’s salary and shall continue to receive all Fringe Benefits hereunder through the date of Employee’s death. Employee’s estate shall also receive any bonus that has been earned but has not been paid as of the date of Employee’s death and a proportionate share of any bonus awarded to Employee by the Compensation Committee payable with respect to the calendar year in which Employee’s death occurs (such proportionate share to be calculated based on the number of days in the calendar year prior to Employee’s death as compared with 365). In the event that Employer terminates this Agreement due to Employee’s disability, Employee shall be paid Employee’s salary and shall continue to receive all Fringe Benefits hereunder until the date in which the termination for disability occurred. Employee shall also receive any bonus that has been earned but has not been paid as of the date of Employee’s termination due to disability and a proportionate share of any bonus awarded to Employee by the Compensation Committee payable with respect to the calendar year in which Employee’s termination due to disability occurs (such proportionate share to be calculated based on the number of days worked in the calendar year prior to Employee’s death as compared with 365).

(c)	Employer shall have the right at any time, by written notice to Employee, to immediately terminate this Agreement for “cause,” which for purposes of this Agreement shall be defined as:

(i)	Employee’s entering a plea of nolo contendere, a plea of guilty or conviction of any act which constitutes a breach of trust, a crime of moral turpitude or a felony under federal, state or local laws;

(ii)	Employee’s failure to act in accordance with the reasonable directions of the CEO or COO of Employer directing Employee to perform services consistent with Employee’s position with Employer or Employee’s failure to satisfactorily discharge his duties and obligations to Employer, which failure is not cured by Employee within ten (10) days after Employee’s receipt of written notice thereof from Employer;

(iii)	Employee’s dishonesty, including embezzlement or misappropriation of funds;

(iv)	Employee’s use of illegal drugs that impairs his ability to perform his duties hereunder;

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(v)	Employee’s use of alcohol that impairs his ability to perform his duties hereunder;

(vi)	Employee’s breach of any material obligations of Employee which remains uncured for more than twenty (20) days after written notice thereof by Employer to Employee.

In the event that Employer terminates this Agreement for “cause”, Employee shall be paid Employee’s salary and shall continue to receive all Fringe Benefits through the date of termination. Thereafter, Employer shall have no further obligation to Employee and Employee shall not receive any bonus payments except for any portion of the Bonus Pool previously awarded to Employee with respect to the prior calendar year but not yet paid by Employer.

(d)	Notwithstanding anything in this Agreement to the contrary, Employer shall have the right to terminate Employee for reasons other than those set forth in Paragraphs 10(a) and 10(c) (“Termination Without Cause”) by delivering a written notice of such termination to Employee. In the event such written notice of termination is delivered, Employee shall continue to receive Employee’s full salary and Fringe Benefits for a period of twelve months following the Termination Without Cause.

(e)	In the event that Employee resigns or voluntarily terminates his employment by Employer, Employee shall not receive any further salary, Fringe Benefits or bonuses hereunder other than as required by COBRA or any similar state law or subsequently enacted law replacing COBRA. Employee shall provide at least thirty (30) days written notice of such resignation or voluntary termination.

(f)	(i)	If during the Term, there shall occur a Change of Control (as defined below), Employee may, within six (6) months after the occurrence of the Change of Control, voluntarily terminate his employment in which case Employee shall be entitled to receive a payment equal to his average annual compensation (including bonuses) paid by Employer during the three (3) calendar years prior to the Change of Control “Change of Control Payment”). Such payment shall be made to Employee in a lump sum as of the date that Employee voluntarily terminates his employment as provided in this Paragraph 10 (f).

(ii)	For purposes of this Agreement, a Change of Control shall be deemed to have occurred if both Alfred R. Kahn is not an executive officer other than due to death or disability and a majority of the Board of Directors of 4Kids do not consist of individuals recommended or approved by Alfred R. Kahn.

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(iii)	Notwithstanding anything in this Paragraph 10 (f) to the contrary, in the event that the formula for the computation of the Change of Control Payment payable to any other executive of 4Kids and subsidiaries (other than the Chairman, the CEO, the General Counsel and the President of 4Kids Productions, Inc.) is more favorable to such executive than the formula for the computation of the Change of Control Payment payable to Employee pursuant to Paragraph 10 (f) (i) above, the formula for the computation of the Change of Control Payment payable to Employee hereunder shall be deemed amended such that the formula for the computation of the Change of Control Payment payable to Employee shall be equal to the formula for computation of the Change of Control Payment payable to any other executive of 4Kids and subsidiaries (other than the Chairman, the CEO, the General Counsel and the President of 4Kids Productions, Inc.).

For example, if the formula for the Change of Control Payment payable to any other executive of 4Kids and subsidiaries (other than the Chairman, the CEO, the General Counsel and the President of 4Kids Productions, Inc.) is two (2) times the highest annual compensation (including bonuses) paid to such executive during the three (3) calendar years prior to the Change of Control, the formula for the Change of Control Payment payable to Employee shall be deemed amended to be two (2) times the highest annual compensation (including bonuses) paid to Employee during the three (3) calendar years prior to the Change of Control.

(g)	Employee shall have the right to terminate this Agreement by delivering a written notice of termination to Employer in the event that Employer breaches any of its duties and obligations hereunder and fails to cure such breach within twenty (20) days after receipt of a written notice of breach from Employee. In the event Employee terminates this Agreement as provided in this subparagraph, Employee shall receive Employee’s full salary and Fringe Benefits for a period of twelve (12) months following Employee’s termination of this Agreement pursuant to this Paragraph 10(g).

(h)	Upon termination of this Agreement, Employee shall promptly return all of Employer’s and affiliates’ property to Employer.

(i)	Notwithstanding any termination of this Agreement, Employee’s obligations to Employer and affiliates pursuant to Paragraphs 7 and 8 of this Agreement shall survive the termination of this Agreement.

11.        Assignment.

This Agreement is a personal contract and Employee may not assign, sell or transfer Employee’s rights, interests and obligations hereunder. Any assignment contrary to this Paragraph shall be null and void of no force and effect. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. The rights and obligations of Employer and affiliates hereunder shall be binding upon and run in favor of the successors and assigns of Employer and affiliates.

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12.        Entire Understanding; Governing Law.

This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the employment of Employee, which prior agreements and understandings are null and void and of no further force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within New York.

13.        Modification.

This Agreement may not be amended, modified, canceled, discharged, extended or changed except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification, cancellation, discharge, extension or change is sought.

14.        Headings.

Paragraph headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

15.        Severability.

If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

16.        Notices.

Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, sent by overnight courier (e.g. Federal Express), telefaxed with a follow up copy by regular mail or sent by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee’s then current home address and, in the case of Employer, addressed to Employer at its offices located at the address set forth on page 1. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

17.        Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, Employer and 4Kids have, by their appropriate officers signed this Agreement and Employee has signed this Agreement as of the day and year first above written.

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4KIDS ENTERTAINMENT LICENSING, INC. BY: /s/ Bruce R. Foster Bruce R. Foster

Agreed to and Accepted insofar as concerned: 4KIDS ENTERTAINMENT, INC. BY: /s/ Samuel Newborn Samuel Newborn